UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2004

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 26, 2004 announcing the pricing of its follow-on offering of 4,100,000 secondary shares at $18.43 per share

Item 9. Regulation FD Disclosure

On March 26, 2004, Tessera Technologies, Inc. issued a press release announcing the pricing of its follow-on offering of 4,100,000 secondary shares at $18.43 per share. All of the shares in the proposed offering were offered by selling stockholders. The selling stockholders also have granted the underwriters an option to purchase an additional 615,000 shares to cover over-allotments, if any. The company will not receive any proceeds from this offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2004	TESSERA TECHNOLOGIES, INC.

	By:	/s/ R. DOUGLAS NORBY
	Name:	R. Douglas Norby
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 26, 2004 announcing the pricing of its follow-on offering of 4,100,000 secondary shares at $18.43 per share